UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                        ____________________

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                 Date of Report: April 22, 2010
                (Date of earliest event reported)


                        AMERILITHIUM CORP.
       (Exact name of registrant as specified in its charter)

      Nevada                        333-155059               61-1604254
(State or other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

                            297 Kingsbury Grade
                        Lake Tahoe, Nevada 89449-4470
              (Address of principal executive offices (zip code)

                                 775-996-2210
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

On April 22, 2010, Matthew Worrall, an officer of the registrant converted his promissory note in the principal amount of $30,000 which is due and payable on February 1, 2012. The promissory note is convertible into 600,000 pre 8 for 1 forward split common shares of Amerilithium at the option of the holder at the conversion rate of $0.05 per common share. Interest on the unpaid principal balance accrues at a rate of eight percent (8%) per annum, compounded quarterly, from February 1, 2010. All payments of interest and principal hereunder shall be made in U.S. currency.

Pursuant to the conversion provisions of the promissory note, 4,800,000 restricted common shares were authorized for issuance to Mr. Worrall.

Additionally, on April 22, 2010, Henry Bush, an officer and director of the registrant, sold 15,600,000 of his common shares in the registrant to Matthew Worrall, an officer of the registrant for a nominal amount.


ITEM 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers.

On April 22, 2010, Matthew Worrall, an officer of the registrant, was appointed as a director of the registrant.

On April 22, 2010, Henry Bush resigned from the offices of chief financial officer and controller and as a director of the registrant due to personal reasons and other business activities. Additionally, Mr. Bush resigned as a director of the registrant.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10 - Promissory Note dated February 1, 2010


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 26, 2010

AMERILITHIUM CORP.

By:     /s/Matthew Worrall
        ------------------
Name:   Matthew Worrall
Title:  Chief Executive Officer